INVESTOR CONTACT: Nathan Annis (507) 437-5248 ir@hormel.com	MEDIA CONTACT: Wendy Watkins (507) 437-5345 media@hormel.com

HORMEL FOODS REPORTS THIRD QUARTER RESULTS

Company reaffirms fiscal 2019 earnings guidance while navigating near-term uncertainty related to African swine fever

AUSTIN, Minn. (August 22, 2019) – Hormel Foods Corporation (NYSE: HRL), a leading global branded food company, today reported results for the third quarter of fiscal 2019. All comparisons are to the third quarter of fiscal 2018 unless otherwise noted. Results reflect the divestiture of the CytoSport business. The impact of this transaction is excluded in the presentation of the non-GAAP measures below.

EXECUTIVE SUMMARY

•	Volume of 1.1 billion lbs., down 4%; organic volume[1] down 1%

•	Net sales of $2.3 billion, down 3%; organic net sales[1] flat

•	Pretax earnings of $261 million, up 1%

•	Operating margin of 11.2% compared to 10.9% last year

•	Effective tax rate of 23.6% compared to 18.4% last year

•	Diluted earnings per share of $0.37, down 5% due to a higher effective tax rate

•	Year-to-date cash flow from operations of $573 million, down 23% due to higher working capital

•	Fiscal 2019 earnings guidance reaffirmed at $1.71 to $1.85 per share

COMMENTARY
"We delivered earnings in line with our expectations this quarter as our experienced management team reacted quickly and appropriately to rapidly changing market conditions," said Jim Snee, chairman of the board, president and chief executive officer. "Disciplined pricing, strategic promotional activity, effective advertising and insight-led innovation all played a positive role in our performance. The fundamentals of our company are strong, and we remain focused on delivering our key results as we navigate near-term commodity market uncertainty."

"Innovative branded product lines such as Hormel® Bacon 1TM cooked bacon, Hormel® Fire BraisedTM products, Skippy® P.B. & Jelly Minis, and Herdez® salsas all delivered strong sales growth," Snee said. "Our team also grew sales across many core brands such as SPAM®, Dinty Moore®, Mary Kitchen® and Old Smokehouse®."

"Double-digit earnings growth in Refrigerated Foods offset weaker results in Grocery Products," Snee said. "Refrigerated Foods effectively managed sales growth and profitability in the midst of volatile input costs caused by African swine fever. Many of our established brands in Grocery Products continue to outpace center store growth. However, the disappointing bottom-line performance for Grocery Products was driven by higher avocado costs in our MegaMex joint venture and lower results for our Skippy® peanut butter spreads business."

"The Jennie-O Turkey Store team is working diligently to regain lean ground turkey distribution following the two voluntary product recalls," Snee said. "Our International team made progress growing the SPAM® and Skippy® brands in China while U.S. exports continue to be impacted by global trade uncertainty."

SEGMENT HIGHLIGHTS – THIRD QUARTER

Refrigerated Foods

•Volume down 1%
•Net sales up 1%
•Segment profit up 13%

Sales increased on strong demand for foodservice items such as Hormel® Bacon 1™ cooked bacon, Old Smokehouse® premium raw bacon and Hormel® Fire BraisedTM products. Retail sales of Hormel® Black Label®convenience bacon and Columbus® branded deli items also contributed to overall growth. Volume declined slightly for the quarter, attributed to price increases on value-added items. Segment profit increased significantly primarily due to improved profitability for value-added products. Favorable operational expenses and higher commodity profits also contributed to the earnings growth.

Grocery Products
•Volume down 10%; organic volume1 up 1%
•Net sales down 11%; organic net sales1 up 1%
•Segment profit down 30%

Volume and sales decreases were related to the divestiture of CytoSport. On an organic basis, strong sales of the SPAM® family of products, Don Miguel® branded items, Dinty Moore® stew and Herdez® salsas and sauces more than offset lower sales of Skippy® peanut butter. The decline in segment profit was driven by the divestiture of CytoSport, the impact of significantly higher avocado costs and lower Skippy® peanut butter pricing.

Jennie-O Turkey Store

•Volume down 4%
•Net sales down 5%
•Segment profit down 9%

Volume and sales decreased for the quarter as lower retail and foodservice sales were not fully offset by improved results in the commodity and whole-bird businesses. The retail business continues to be impacted by lost distribution due to the impact of two voluntary product recalls. Segment profit declined as a result of lower sales from retail and foodservice value-added items.

International & Other

•Volume flat; organic volume1 up 2%
•Net sales flat; organic net sales1 up 2%
•Segment profit up 1%

Volume and sales for the quarter were flat as improved results in China offset the divestiture of CytoSport. Results in China were positively impacted by strong demand for foodservice and Skippy® peanut butter products as well as increased distribution of SPAM® luncheon meat. Segment profit for the quarter was slightly higher, driven by growth in China.

SELECTED FINANCIAL DETAILS

Income Statement

•	Selling, general and administrative expenses decreased due to the impact of the divestiture of CytoSport and lower employee-related expenses.

•
Advertising investments were $32 million compared to $40 million last year. Advertising investments for the full year are expected to be lower compared to the prior year, primarily attributed to the CytoSport divestiture.

•	Operating margin was 11.2% compared to 10.9% last year.

•
The effective tax rate was 23.6% compared to 18.4% last year. The increase was primarily due to the impact of deferred tax remeasurements last year. The full-year effective tax rate for fiscal 2019 is expected to be between 18.3% and 20.3% compared to 17.5% and 19.5% previously provided.

Cash Flow Statement

•
Capital expenditures in the third quarter were $67 million compared to $103 million last year. The full-year outlook for capital expenditures decreased to approximately $250 million, primarily due to weather delays and changes to project timing and scope. Key projects for the full year include an expansion of our Burke Corporation pizza-toppings facility in Nevada, Iowa, an expansion at our Fontanini facility in McCook, Ill., and other projects designed to increase value-added capacity.

•	Depreciation and amortization expense in the third quarter was $41 million, flat to last year. The full-year expense is expected to be approximately $160 million.

•	Share repurchases for the quarter totaled $107 million, representing 2.7 million shares purchased.

•	The company paid its 364th consecutive quarterly dividend on Aug. 15, 2019, at the annual rate of $0.84 per share, a 12% increase over the prior year.

Balance Sheet

•	Working capital increased to $1,173 million from $911 million at the beginning of the year, primarily related to higher inventory.

•	Cash on hand increased to $560 million from $459 million at the beginning of the year.

•	The company remains in a strong financial position to fund additional capital needs.

OUTLOOK
"We are reaffirming our fiscal 2019 earnings guidance range," Snee said. "While we have yet to see sustained higher pork prices due to African swine fever, we have seen input cost volatility and are expecting further volatility. The Refrigerated Foods team has proven its ability to operate in various market conditions with a continued focus on value-added growth, disciplined pricing and innovation. Earnings pressure from higher avocado prices and peanut butter category dynamics will continue to impact results in Grocery Products in the fourth quarter."
"Our experienced management team will continue to leverage our company's long-term strategy of building brands, innovating, making strategic acquisitions and increasing balance in our business to deliver long-term growth," Snee said.

Fiscal 2019 Outlook
Net Sales Guidance (in billions)	$9.50 - $10.0
Earnings Per Share Guidance	$1.71 - $1.85

PRESENTATION

A conference call will be webcast at 8 a.m. CT on Thursday, August 22, 2019. Access is available at www.hormelfoods.com by clicking on "Investors." The call will also be available via telephone by dialing 888-204-4368 and providing the access code 8156000. An audio replay is available by going to www.hormelfoods.com. The webcast replay will be available at 11 a.m. CT, Thursday, August 22, 2019, and will remain on the website for one year.

ABOUT HORMEL FOODS - Inspired People. Inspired Food.™

Hormel Foods Corporation, based in Austin, Minn., is a leading global branded food company with over $9 billion in annual revenues across more than 80 countries worldwide. Its brands include Skippy®, SPAM®, Hormel® Natural Choice®, Columbus®, Applegate®, Justin’s®, Wholly®, Hormel® Black Label® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the 11th year in a row, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. In 2016, the company celebrated its 125th anniversary and announced its new vision for the future - Inspired People. Inspired Food.™ - focusing on its legacy of innovation. For more information, visit www.hormelfoods.com and http://csr.hormelfoods.com/.

REPORTING SEGMENTS

At the beginning of fiscal 2019, the Hormel Deli Solutions division combined all deli businesses, including the Jennie-O Turkey Store deli division, into one division within the Refrigerated Foods segment. In addition, the ingredients business was realigned from the Grocery Products segment to the Refrigerated Foods segment. Fiscal 2018 third quarter and year-to-date segment net sales and segment profit reflect the new operating segments. These segment changes have no effect on previously reported consolidated net sales, operating profit, net earnings or earnings per share.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding "Forward-Looking Statements" and "Risk Factors" that appears on pages 35-41 in the company's Form 10-Q for the quarter ended April 28, 2019, which can be accessed at hormelfoods.com in the "Investors" section.

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS
The non-GAAP adjusted financial measurements of organic net sales and organic volume are presented to provide investors additional information to facilitate the comparison of past and present operations. The company believes these non-GAAP financial measurements provide useful information to investors because they are the measurements used to evaluate performance on a comparable year-over-year basis. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Organic net sales and organic volume are defined as net sales and volume, excluding the impact of acquisitions and divestitures. Organic net sales and organic volume exclude the impacts of the CytoSport divestiture (April 2019) in the Grocery Products and International & Other segments. The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in the third quarter and year-to-date of fiscal 2019 and fiscal 2018.

NON-GAAP MEASURES
(In thousands)

	Third Quarter
	FY19	FY18
VOLUME (LBS.)	Reported GAAP	Reported GAAP*	Divestitures	Organic (Non-GAAP)	Non-GAAP % Change
Grocery Products	290,658	323,748	(36,521)	287,227	1.2
Refrigerated Foods	558,531	564,672	—	564,672	(1.1)
Jennie-O Turkey Store	189,146	197,710	—	197,710	(4.3)
International & Other	85,169	84,763	(1,369)	83,394	2.1
TOTAL	1,123,504	1,170,893	(37,890)	1,133,003	(0.8)

NET SALES
Grocery Products	$543,088	$607,054	$(69,986)	$537,068	1.1
Refrigerated Foods	1,301,101	1,288,394	—	1,288,394	1.0
Jennie-O Turkey Store	298,781	316,100	—	316,100	(5.5)
International & Other	147,735	147,594	(2,463)	145,131	1.8
TOTAL	$2,290,705	$2,359,142	$(72,449)	$2,286,693	0.2

	Year-to-Date
	FY19	FY18
VOLUME (LBS.)	Reported GAAP	Reported GAAP*	Divestitures	Organic (Non-GAAP)	Non-GAAP % Change
Grocery Products	970,003	982,479	(36,521)	945,958	2.5
Refrigerated Foods	1,726,682	1,734,842	—	1,734,842	(0.5)
Jennie-O Turkey Store	546,916	553,475	—	553,475	(1.2)
International & Other	256,803	262,090	(1,369)	260,721	(1.5)
TOTAL	3,500,404	3,532,886	(37,890)	3,494,996	0.2

NET SALES
Grocery Products	$1,785,232	$1,832,123	$(69,986)	$1,762,137	1.3
Refrigerated Foods	3,837,732	3,788,097	—	3,788,097	1.3
Jennie-O Turkey Store	925,271	942,735	—	942,735	(1.9)
International & Other	447,569	458,048	(2,463)	455,585	(1.8)
TOTAL	$6,995,804	$7,021,003	$(72,449)	$6,948,554	0.7

* FY18 segment results have been adjusted to reflect the changes in the Grocery Products, Refrigerated Foods and Jennie-O Turkey Store segments.

HORMEL FOODS CORPORATION
SEGMENT DATA
(Unaudited) (In thousands)

	Thirteen Weeks Ended
	July 28, 2019	July 29, 2018*	% Change
NET SALES
Grocery Products	$543,088	$607,054	(10.5)
Refrigerated Foods	1,301,101	1,288,394	1.0
Jennie-O Turkey Store	298,781	316,100	(5.5)
International & Other	147,735	147,594	0.1
TOTAL	$2,290,705	$2,359,142	(2.9)

SEGMENT PROFIT
Grocery Products	$58,778	$83,433	(29.6)
Refrigerated Foods	171,795	151,924	13.1
Jennie-O Turkey Store	21,278	23,305	(8.7)
International & Other	18,755	18,646	0.6
TOTAL SEGMENT PROFIT	270,606	277,308	(2.4)
Net unallocated expense	9,584	19,686	(51.3)
Noncontrolling interest	(22)	110	(120.0)
EARNINGS BEFORE INCOME TAX	$261,000	$257,732	1.3

	Thirty-Nine Weeks Ended
	July 28, 2019	July 29, 2018*	% Change
NET SALES
Grocery Products	$1,785,232	$1,832,123	(2.6)
Refrigerated Foods	3,837,732	3,788,097	1.3
Jennie-O Turkey Store	925,271	942,735	(1.9)
International & Other	447,569	458,048	(2.3)
TOTAL	$6,995,804	$7,021,003	(0.4)

SEGMENT PROFIT
Grocery Products	$258,574	$274,184	(5.7)
Refrigerated Foods	492,476	476,375	3.4
Jennie-O Turkey Store	76,931	93,102	(17.4)
International & Other	58,058	64,151	(9.5)
TOTAL SEGMENT PROFIT	886,039	907,812	(2.4)
Net unallocated expense	297	48,384	(99.4)
Noncontrolling interest	279	352	(20.7)
EARNINGS BEFORE INCOME TAX	$886,021	$859,780	3.1

* FY18 segment results have been adjusted to reflect the changes in the Grocery Products, Refrigerated Foods and Jennie-O Turkey Store segments.

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	July 28, 2019	July 29, 2018*	July 28, 2019	July 29, 2018*
Net sales	$2,290,705	$2,359,142	$6,995,804	$7,021,003
Cost of products sold	1,857,263	1,904,096	5,604,879	5,574,858
GROSS PROFIT	433,442	455,046	1,390,925	1,446,145
Selling, general and administrative	180,169	211,497	543,789	635,918
Equity in earnings of affiliates	3,384	13,141	28,133	50,158
OPERATING INCOME	256,657	256,690	875,269	860,385
Interest & investment income (expense)	7,556	9,477	25,727	19,560
Interest expense	(3,213)	(8,435)	(14,975)	(20,165)
EARNINGS BEFORE INCOME TAXES	261,000	257,732	886,021	859,780
Provision for income taxes	61,573	47,379	162,439	108,694
(effective tax rate)	23.6%	18.4%	18.3%	12.6%
NET EARNINGS	199,427	210,353	723,582	751,086
Less: Net earnings (loss) attributable to noncontrolling interest	(22)	110	279	352
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$199,449	$210,243	$723,303	$750,734

NET EARNINGS PER SHARE
Basic	$0.37	$0.40	$1.35	$1.42
Diluted	$0.37	$0.39	$1.33	$1.38

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	534,188	530,606	534,721	529,953
Diluted	543,678	543,762	545,709	543,352

Dividends declared per share	$0.2100	$0.1875	$0.6300	$0.5625
*Restated per ASU 2017-07, Compensation - Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (Topic 715).

HORMEL FOODS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) (In thousands)

	July 28, 2019	October 28, 2018
ASSETS
Cash and cash equivalents	$560,199	$459,136
Short-term marketable securities	14,064	—
Accounts receivable	528,583	600,438
Inventories	1,108,514	963,527
Income taxes receivable	667	3,995
Prepaid expenses	22,606	16,342
Other current assets	11,335	6,662
TOTAL CURRENT ASSETS	2,245,968	2,050,100

Goodwill	2,487,289	2,714,116
Other intangibles	1,038,127	1,207,219
Pension assets	210,012	195,153
Investments in and receivables from affiliates	279,265	273,153
Other assets	177,529	189,951
Property, plant & equipment, net	1,516,386	1,512,600
TOTAL ASSETS	$7,954,576	$8,142,292

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Accounts payable	$513,372	$618,830
Accrued expenses	56,378	48,298
Accrued workers' compensation	25,515	24,594
Accrued marketing	134,652	118,887
Employee-related expenses	193,049	224,736
Taxes payable	34,377	2,490
Interest and dividends payable	115,744	101,079
TOTAL CURRENT LIABILITIES	1,073,087	1,138,914

Long-term debt, less current maturities	250,000	624,840
Pension and post-retirement benefits	492,860	477,557
Other long-term liabilities	102,140	99,070
Deferred income taxes	145,154	197,093
Accumulated other comprehensive loss	(275,195)	(243,498)
Other shareholders' investment	6,166,530	5,848,316
TOTAL LIABILITIES & SHAREHOLDERS’ INVESTMENT	$7,954,576	$8,142,292

HORMEL FOODS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Thirty-Nine Weeks Ended
	July 28, 2019	July 29, 2018
OPERATING ACTIVITIES
Net earnings	$723,582	$751,086
Depreciation and amortization of intangibles	122,215	121,108
(Increase) decrease in working capital	(206,245)	(49,374)
Other	(66,640)	(79,615)
NET CASH PROVIDED BY OPERATING ACTIVITIES	572,912	743,205

INVESTING ACTIVITIES
Net (purchase) sale of securities	(13,884)	—
Proceeds from sale of business	473,885	—
Acquisitions of businesses/intangibles	—	(857,668)
Net purchases of property/equipment	(117,973)	(236,733)
Decrease (increase) in investments, equity in affiliates, and other assets	12,913	(1,569)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	354,941	(1,095,970)

FINANCING ACTIVITIES
Net proceeds (payments) from short-term debt	—	95,000
Net (payments) proceeds from long-term debt	(374,840)	374,801
Dividends paid on common stock	(324,971)	(288,515)
Share repurchase	(174,246)	(44,741)
Other	48,107	40,732
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(825,950)	177,277
Effect of exchange rate changes on cash	(840)	348
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	101,063	(175,140)
Cash and cash equivalents at beginning of year	459,136	444,122
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$560,199	$268,982